Exhibit 10.2

AMENDMENT NO. 1 TO EXECUTIVE COMPENSATION AGREEMENT

This Amendment No. 1 to Executive Compensation Agreement (“Amendment No. 1”), dated as of December 30, 2015, is made by and between PharmaCyte Biotech, Inc., a Nevada corporation (“Company”), and Kenneth L. Waggoner (“Executive”). The Company and the Executive are each referred to in this Amendment No. 1 as a “Party” and collectively as the “Parties.” Capitalized terms used but not defined in this Amendment No. 1 shall have the meanings given to them in the Executive Compensation Agreement (as defined below).

RECITALS

WHEREAS, the Parties entered into the Executive Compensation Agreement (“Executive Compensation Agreement”) as of March 10, 2015, effective as of January 1, 2015, under which the Parties agreed upon the terms and conditions of the Executive’s employment;

WHEREAS, the Executive Compensation Agreement currently provides that the Company shall grant to the Executive 2,400,000 options to purchase shares of the Company’s common stock per year, vesting at the rate of 200,000 shares per month, subject to the Executive providing Services under the Executive Compensation Agreement, as additional consideration, subject to the terms of the Second Stock Option Agreement, dated as of March 10, 2015, by and between the Company and the Executive;

WHEREAS, based on the board of directors’ grant of increased stock options to the Executive as additional consideration (vesting commencing January 1, 2016), the Company and the Executive desire to amend the Executive Compensation Agreement as set forth below; and

WHEREAS, the increased stock options granted to the Executive are subject to a Stock Option Agreement to be entered into by and between the Company and the Executive on or about the date of this Amendment No. 1.

AGREEMENT

NOW, THEREFORE, the Parties, intending to be legally bound, hereby agree as follows:

1. Section 2(C) of the Executive Compensation Agreement is hereby amended and restated to read in its entirety as follows:

“Subject to and in consideration of the Executive entering into this Agreement, on March 24, 2014, the Board approved the award of an option to purchase up to 10,000,000 shares of Common Stock at the fair market value on the date of grant, which award (“Option Award”) is governed by the terms of the Stock Option Agreement dated as of March 10, 2015, by and between the Company and the Executive in the form attached hereto. In addition, on the Commencement Date, the Company granted to the Executive 2,400,000 stock options ("Additional Option Award"), with a term of five years, with an exercise price equal to the fair market value on the date of grant, and vesting at the rate of 200,000 shares per month, subject to the Executive providing Services under this Agreement. The Additional Option Award is governed by the terms of the Second Stock Option Agreement dated as of March 10, 2015, between the Company and the Executive, in the form attached hereto. Furthermore, on December 30, 2015, the Company granted to the Executive 6,000,000 stock options ("New Option Award"), with a term of five years, with an exercise price of $0.063, representing the fair market value on the date of grant and vesting at the rate of 500,000 shares per month, commencing January 1, 2016, subject to the Executive providing Services under this Agreement. The New Option Award shall be governed by the terms of a Stock Option Agreement substantially in the form attached to this Amendment No. 1 to be entered into on or about the date hereof by and between the Parties.”

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2. Except as specifically provided in and modified by this Amendment No. 1, the Executive Compensation Agreement is in all respects hereby ratified and confirmed. All references to the “Agreement” or the “Executive Compensation Agreement” shall be deemed to refer to the Executive Compensation Agreement as such document has been modified by this Amendment No. 1 (including, without limitation, references to the “Agreement” in Section 12 of the Executive Compensation Agreement).

3. The provisions of Section 11 and Section 19 of the Executive Compensation Agreement shall apply to this Amendment No. 1 as if set forth in full in this Amendment No. 1, mutatis mutandis, and are hereby incorporated by reference in this Amendment No. 1.

4. This Amendment No. 1 may be executed in two or more counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one and the same instrument. Signatures delivered by facsimile or electronic mail, including by PDF, shall be effective as original signatures for all purposes.

[Signature page follows]

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IN WITNESS WHEREOF, the undersigned have executed this Amendment on the day and year first written above.

PHARMACYTE BIOTECH, INC.

By: /s/ Gerald W. Crabtree
Name: Gerald W. Crabtree
Title: Chief Operating Officer

THE EXECUTIVE

By: /s/ Kenneth L. Waggoner
Name: Kenneth L. Waggoner

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